 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2007

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 8.01 Other Events

On September 14, 2007, the United States District Court for the Southern District of Florida issued an order granting the Company’s motion to dismiss the second amended purported class action complaint in the matter captioned “Lynn Finkelstein & Company, Inc., on behalf of certain of its clients as attorney-in-fact and all others similarly situated, Plaintiff, vs. Jerome E. Ball, Douglas W. Sabra, Michael Schiffman, and Forward Industries, Inc., Defendants” (Case No. 06-21922-CIV).   The Court’s order specifies that the complaint is dismissed with prejudice for failure to satisfy the pleading requirements of the Private Securities Litigation Reform Act of 1995.

The plaintiff may petition the District Court for reconsideration of the order of dismissal and/or appeal to the United States Court of Appeals for the 11th Circuit.

The Company and its directors are pleased by the Court’s decision and believe that the decision confirms their belief that the complaint, as amended, is without merit and the Company’s filings under the Exchange Act were proper and complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
_______________________________________
Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: September 19, 2007